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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934 Date
              of Report (date of earliest event reported) March 31, 1999

                            NORTH COAST ENERGY, INC.
             (Exact name of registrant as specified in its charter)
                         Commission File Number 0-18691

                               Delaware 34-1594000
         (State or other jurisdiction of incorporation or organization)
                      (IRS Employer Identification Number)


                                1993 Case Parkway
                           Twinsburg, Ohio 44087-2343
                    (Address of principal executive offices)


        Registrants telephone number, including area code: (330) 425-2330

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ITEM 4.  Change in Registrant's Certifying Accountant
         --------------------------------------------

         (a)      Previous independent accountants

                  (i) On March 31, 1999 North Coast Energy, Inc. dismissed Arthur Andersen as its independent accountants.

                  (ii) The reports of Arthur Andersen on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

                  (iii) The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

                  (iv) In connection with its audits for the two most recent fiscal years and through March 31, 1999, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.

                  (v) During the two most recent fiscal years and through March 31, 1999, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)).

                  (vi) The Registrant has requested that Arthur Andersen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 2, 1999, is filed as an exhibit to this Form 8-K.

         (b)      New independent accountants

                  (i) The Registrant engaged Hausser + Taylor LLP as its new independent accountants as of April 1, 1999. During the two most recent fiscal years and through March 31, 1999, the Registrant has not consulted with Hausser + Taylor LLP on items which (1) were or

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                           should have been subject to SAS 50 or (2) concerned
                           the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304 (a) (2)).


ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

                  (16) Letter of response to SEC from Arthur Andersen dated April 2, 1999.



SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


NORTH COAST ENERGY, INC.



By     /s/ Tim Wagers
  ---------------------
      Tim Wagers
      Chief Financial Officer




April 2, 1999